The following amended common stock purchase warrant has been issued to the following persons:

Name                                Amount                             Position
Anthony Q. Joffe                    70,000                             Director
Penny Adams Field                   70,000                             Director
Robert S. Gigliotti                 70,000                             Director
Charles J. Champion                 70,000                             Director
G. Richard Chamberlin               70,000                       General Counsel
Vanessa H. Lindsey                  20,000                             Secretary


                                  COLMENA CORP.
                      AMENDED COMMON STOCK PURCHASE WARRANT

     No sale, offer to sell or transfer of the securities represented by this certificate or any interest therein shall be made unless a registration statement under the Federal Securities Act of 1933, as amended, with respect to such transaction is then in effect, or the issuer has received an opinion of counsel satisfactory to it that such transfer does not require registration under that Act.

     Unless extended as hereinafter provided, this Warrant will be void after 5:00 p.m. Eastern Standard Time on January 12, 2001.

     THIS CERTIFIES THAT, for the value received ________________________, a _______________ resident whose social security number is ____________ and who has a mailing address at ____________________________, or registered assigns (the "Holder"), is entitled to subscribe for and purchase from COLMENA CORP., incorporated under the laws of the State of Delaware (the "Company"), at any time from the date hereof until 5:00 p.m. Eastern Standard or Daylight Savings Time on January 12,2001, at a price of $.05 cents per share, up to 70,000 fully paid and non-assessable shares of the Company's common stock, $0.01 par value (the "Holder's Shares").

                                     TERMS:

1.       Form of Exercise

     This Warrant may be exercised by the holder hereof, in whole or in part (but not as to a fractional Warrant or share of Common Stock), by the surrender of this Warrant properly endorsed, at the principal office of the Company`s transfer agent, American Stock Transfer & Trust Co., with a mailing address at 40 Wall Street, New York, New York 10005, (or such other office or agency as the Company may designate in writing to the Warrant holder, at the address of such holder appearing on the books of the Company), and payment to it, for the account of the Company, by cash, certified check or bank draft, of the purchase price for the Holder's Shares to be purchased. The Company agrees that the Holder's Shares so purchased shall be issued to the Warrant holder within a reasonable time, not exceeding 10 days after this Warrant shall have been exercised, and unless this Warrant has expired, a new Warrant representing the number of Holder's Shares, if any, with respect to which this Warrant shall not then have been exercised, shall also be issued to the Warrant holder hereof within such time.

2.  Restrictions on Transfer

     In no event shall this Warrant be sold, transferred, assigned or hypothecated except in conformity with the applicable provisions of the Securities Act of 1933, as amended (the "Act"), or any similar federal statute then in force, and all applicable blue sky laws.

3. Registration Requirements

(a) The holder of this Warrant, by acceptance hereof, agrees that, prior to the disposition of any Holder's Shares purchased upon the exercise hereof, under circumstances that might require registration of such Holder's Shares under the Act, or any similar federal statute then in force, such holder will give written notice to the Company expressing such holder's intention of effecting such disposition, and describing briefly such holder's intention as to the disposition to be made of Holder's Shares issued upon exercise hereof.

(b) Promptly upon receiving such notice, the Company shall present copies thereof to its counsel and the provisions of the following subdivisions shall apply:

     (i) If, in the opinion of such counsel, the proposed disposition does not require registration under the Act or qualification pursuant to Regulation A promulgated under the Act, or any similar federal statute then in force, of the Holder's Shares issuable or issued upon the exercise of this Warrant, the Company shall, as promptly as practicable, notify the holder hereof of such opinion, whereupon such holder shall be entitled to dispose of such Holder's Shares issued upon the exercise hereof, all in accordance with the terms of the notice delivered by such holder to the Company.

    (ii) If, in the opinion of such counsel, such proposed disposition requires such registration or qualification under the Act, or similar federal statute then in effect, of the Holder's Shares issuable or issued upon the exercise of this Warrant, then the Holder may not engage in any transactions except in compliance with all applicable laws.

4.      Indemnification

     The Company agrees to indemnify and hold harmless the holder of this Warrant, or the Holder's Shares issuable or issued upon the exercise hereof, from and against any claims and liabilities caused by any untrue statement of a material fact, or omission to state a material fact required to be stated, in any such registration statement, prospectus, notification or offering circular under Regulation A, except insofar as such claims or liabilities are caused by any such untrue statement or omission based on information furnished in writing to the Company by such holder, or by any other such holder affiliated with the holder who seeks indemnification, as to which the holder hereof, by acceptance hereof, agrees to indemnify and hold harmless the Company.

5.      Company's Covenants

     The Company covenants and agrees that all Holder's Shares that may be issued upon the exercise of this Warrant will, upon issuance, be validly issued, fully paid and non-assessable, and free from all taxes, liens and charges with respect to the issue thereo (other than taxes relating to any transfer occurring contemporaneously with such issue). The Compan further covenants and agrees that, during the period within which this Warrant may be exercised the Company will at all times have authorized and reserved a sufficient quantity of its Holder's Shares and its Common Stock to provide for the exercise of this Warrant.

6.      Definitions

     As used herein, the term "Common Stock" shall mean and include the Company's Common Stock authorized on the date hereof and shall also include any capital stock of any class of the Company thereafter authorized that shall not be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends and in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding-up of the Company; provided, however, that the shares purchasable pursuant to this Warrant shall include only shares of the such class referred to in the first paragraph hereof designated in the Company's Articles of Incorporation as Common Stock on the date of the original issue of the Warrants, or in case of any reorganization, reclassification, consolidation, merger or sale of assets of the character referred to in Paragraph 6 hereof, the Common Stock or assets provided for in such Paragraph.

7.      Exchange

     This Warrant is exchangeable, upon its surrender by the registered holder at such office or agency of the Company as may be designated by the Company, for new Warrants of like tenor, representing, in the aggregate, the right to subscribe for and purchase hereunder, each of such new Warrants to represent the right to subscribe for and purchase such number of Holder's Shares as shall be designated by the registered holder at the time of such surrender. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and, in the case of any such loss, theft or destruction, upon delivery of a bond of indemnity satisfactory to the Company, or, in the case of such mutilation, upon surrender or cancellation of this Warrant, the Company will issue to the registered holder a new Warrant of like tenor, in lieu of this Warrant, representing the right to subscribe for and purchase the number of Holder's Shares that may be subscribed for and purchased hereunder. Nothing herein is intende to authorize the transfer of this Warrant except as permitted under Paragraph 2.

8.      Holder's Covenants

     Every holder hereof, by accepting the same, agrees with any subsequent holder hereof and with the Company that this Warrant and all rights hereunder are issued and shall be held subject to all of the terms, conditions, limitations and provisions set forth in this Warrant, and further agrees that the Company and its transfer agent may deem and treat the registered holder of this Warrant as the absolute owner hereof for all purposes and shall not be affected b any notice to the contrary.

9.      Notices

     All notices required hereunder shall be given by certified mail, return receipt requested, postage prepaid. If given by the holder hereof, such notice shoul be addressed to the Company in care of its secretary, Vanessa H. Lindsey, 1941 Southeast 51st Terrace, Suite 800; Ocala, Florida 34471, or such other address as the Company may designate in writing to the holder hereof; and if given by the Company, such notice should be addressed to the holde at the address of the holder shown on the books of the Company.

10.     Governing Law

     The validity, construction and enforcement of this Warrant shall be governed by the laws of the State of Delaware and jurisdiction is hereby vested in the Courts of said State in the event of the institution of any legal action under this Warrant.

   *                                 *                                 *

     IN WITNESS WHEREOF, COLMENA CORP. has caused this Warrant to be signed by its duly authorized officers under its corporate seal, to be dated January 3, 2000.

                                 COLMENA CORP.

                           By: /s/ Anthony Q. Joffe

                           Anthony Q. Joffe, President

                         Attest: /s/ Vanessa H. Lindsey

                          Vanessa H. Lindsey, Secretary

                                (Corporate Seal)

                                  COLMENA CORP.
                        Holder's Shares Purchase Warrant

                                  EXERCISE FORM


Date: _____________

     The Undersigned hereby irrevocably elects to exercise the subjec Warrant to the extent of purchasing ___ Holder's Shares and hereby makes payment of $______ the actual exercise price thereof.


                     INSTRUCTIONS FOR REGISTRATION OF STOCK

                      Please type or print in block letters

                              ---------------------
                                     (Name)

                        --------------------------------

                        --------------------------------
                                    (Address)

                                      * * *


                       Signature: _______________________

NOTICE: The signatures to this partial assignment of Warrant must correspond with the name as written upon the face of the Warrant in every particular, without alteration or enlargement or any change whatever.

Signature Guaranteed:

IMPORTANT:     SIGNATURE  MUST BE  GUARANTEED  BY A FIRM  WHICH IS A MEMBER OF A
               REGISTERED  NATIONAL  EXCHANGE OR BY A COMMERCIAL BANK OR A TRUST
               COMPANY!

                                 ASSIGNMENT FORM

     FOR VALUE RECEIVED, ____________ hereby sells, assigns and transfer unto:

                     (Please type or print in block letters)

                              --------------------
                                     (Name)

                        --------------------------------

                        --------------------------------
                                    (Address)

the right to purchase Holder's Shares represented by this Warrant to the extent of ___ Holder's Shares to which the within Warrant relates, and does hereby irrevocably constitute and appoint ________________ attorney, to transfer the same on the books of th Company with full power of substitution in the premises.

 Dated: _____________ ___, _____

                                        Signature: _______________________

NOTICE: The signatures to this partial assignment of Warrant must correspond with the name as written upon the face of the Warrant in every particular, without alteration or enlargement or any change whatever.

Signature Guaranteed:



IMPORTANT:     SIGNATURE  MUST BE  GUARANTEED  BY A FIRM  WHICH IS A MEMBER OF A
               REGISTERED  NATIONAL  EXCHANGE OR BY A COMMERCIAL BANK OR A TRUST
               COMPANY!